
<ARTICLE>                     5
<LEGEND>
               This schedule  contains  restated summary  financial  information extracted  from the unaudited  condensed  consolidated  financial statements  included  in the  registrant's  Form  10-Q/A  for the period ended September 30, 1997 and is qualified  in its entirety by reference to such Form 10-Q/A.
</LEGEND>
<CIK>                         0001016439
<NAME>                        Intelligroup, Inc.
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   9-mos
<FISCAL-YEAR-END>                              Dec-31-1997
<PERIOD-START>                                 Jan-01-1997
<PERIOD-END>                                   Sep-30-1997
<EXCHANGE-RATE>                                1
<CASH>                                         0
<SECURITIES>                                   0
<RECEIVABLES>                                  0
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0
<PP&E>                                         0
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 0
<CURRENT-LIABILITIES>                          0
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     0
<TOTAL-LIABILITY-AND-EQUITY>                   0
<SALES>                                        61,663
<TOTAL-REVENUES>                               61,663
<CGS>                                          42,857
<TOTAL-COSTS>                                  42,857
<OTHER-EXPENSES>                               13,034
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             (211)
<INCOME-PRETAX>                                5,983
<INCOME-TAX>                                   2,230
<INCOME-CONTINUING>                            3,753
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   3,753
<EPS-PRIMARY>                                  0.33 <F1>
<EPS-DILUTED>                                  0.31 <F2>

<F1>      This amount represents Basic Earnings per Share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share".

<F2>      This amount  represents  Diluted Earnings per Share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share".

